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                                   Exhibit 5
                      OPINION OF PRESTON GATES & ELLIS LLP


                                 March 17, 1997


Microsoft Corporation
One Microsoft Way
Redmond, WA 98052

         Re:     Registration Statement on Form S-3
                 ----------------------------------

Gentleman:

         In connection with the registration of 165,729 shares of common stock, par value $.000025 per share (the "Common Shares") of Microsoft Corporation (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sales, if any, of the Common Shares by the selling shareholder, (the "Selling Shareholder"), we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination and upon our familiarity as counsel for the Company with its general affairs, it is our opinion that:

         The Common Shares being registered are legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        PRESTON GATES & ELLIS LLP


                                        By
                                               Richard B. Dodd